Exhibit 99.1

BEVERLY K. CARMICHAEL JOINS VIAD CORP BOARD OF DIRECTORS

SCOTTSDALE, February 22, 2022 - Viad Corp (NYSE:VVI) today announced the appointment of Beverly K. Carmichael as an independent director of its Board of Directors, effective February 21, 2022. She has also been appointed to serve as a member of the Board’s Human Resources Committee.

Ms. Carmichael has more than 30 years of experience in Board and C-suite roles across a diverse portfolio of organizations that includes restaurant, retail, airlines, entertainment, and technology/e-commerce. She is a champion of people and culture, including service as the top HR executive at iconic brands including Red Robin, Cracker Barrel Old Country Store, Ticketmaster, and Southwest Airlines.

Ms. Carmichael’s experience also includes service on the Board of Directors at Leaf Group (NYSE: LEAF) until its recent acquisition by Graham Holdings Company (NYSE: GHC), and current service on the Board of Directors of Cotton Patch Cafe, a Texas-based restaurant chain, and the Board of Advisors of Mogul Hospitality, a venture-backed technology company that identifies diverse star performers in the hospitality sector.

Richard H. Dozer, chairman of Viad, said, “We are thrilled to welcome Beverly to the Viad Board of Directors. She is an accomplished business leader, thought partner and trusted advisor regarding strategy, risk analysis, and “all things people”. She brings deep experience across various service industry sectors, with a strong focus on people and culture and its critical role creating loyal customers and profitability. We are confident that Beverly will be an invaluable addition to our Board as Viad continues to execute on its growth strategy.”

Ms. Carmichael holds a Bachelor of Business Administration and a Juris Doctor from the University of Oklahoma. She also serves on the Board of Directors of the Oklahoma Policy Institute, a non-partisan think-tank whose mission is to advance fiscally responsible policies that expand opportunity to all Oklahomans.

About Viad

Viad (NYSE: VVI) is a leading provider of experiential leisure travel and live events and marketing experiences that generates revenue and shareholder value through two businesses: Pursuit and GES. Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Montana, the Canadian Rockies, Vancouver, Reykjavik, and Las Vegas, as well as a new experience planned in Toronto. Pursuit’s collection includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places. GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers. Our business strategy focuses on providing superior experiential services to our customers and sustainable returns on invested capital to our shareholders. Viad is an S&P SmallCap 600 company. For more information, visit www.viad.com.

Contacts:

Carrie Long or Michelle Porhola

Investor Relations

(602) 207-2681

ir@viad.com

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

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the impact of the COVID-19 pandemic on our financial condition, liquidity, and cash flow;
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our ability to anticipate and adjust for the impact of the COVID-19 pandemic on our businesses;
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general economic uncertainty in key global markets and a worsening of global economic conditions;
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travel industry disruptions;
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our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
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our dependence on large exhibition event clients;
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the importance of key members of our account teams to our business relationships;
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the competitive nature of the industries in which we operate;
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unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals for such projects;
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seasonality of our businesses;

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transportation disruptions and increases in transportation costs;
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natural disasters, weather conditions, and other catastrophic events;
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our multi-employer pension plan funding obligations;
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our exposure to labor cost increases and work stoppages related to unionized employees;
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liabilities relating to prior and discontinued operations;
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adverse effects of show rotation on our periodic results and operating margins;
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our exposure to currency exchange rate fluctuations;
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our exposure to cybersecurity attacks and threats;
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compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data; and
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changes affecting the London Inter-bank Offered Rate.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.